   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997

                                                           REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          --------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          --------------------------
                         SYLVAN LEARNING SYSTEMS, INC.
            ------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MARYLAND                                      52-1492296
  ------------------------                ------------------------------------
  (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             1000 LANCASTER STREET
                           BALTIMORE, MARYLAND 21202
                                (410) 843-8000
       -----------------------------------------------------------------
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               DOUGLAS L. BECKER
              PRESIDENT, CO-CHIEF EXECUTIVE OFFICER AND SECRETARY
                         SYLVAN LEARNING SYSTEMS, INC.
                             1000 LANCASTER STREET
                           BALTIMORE, MARYLAND 21231
                                (410) 843-8000
           ---------------------------------------------------------
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR
                          SERVICE, SHOULD BE SENT TO:


                       RICHARD C. TILGHMAN, JR., ESQUIRE
                           JILL CANTOR NORD, ESQUIRE
                                PIPER & MARBURY
                            36 SOUTH CHARLES STREET
                          BALTIMORE, MARYLAND  21201
                                (410) 539-2530

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE
CHECK THE FOLLOWING BOX: [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933,OTHER THAN SECURITIES OFFERED IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING
PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: [ ]


                        CALCULATION OF REGISTRATION FEE

================================================================================
TITLE OF SHARES TO BE                PROPOSED MAXIMUM              AMOUNT OF
    REGISTERED                    AGGREGATE OFFERING PRICE     REGISTRATION FEE
---------------------            -------------------------     ----------------
COMMON STOCK, $.01 PAR VALUE           $58,327,500.00              $17,675.00
================================================================================

(1) CALCULATED IN ACCORDANCE WITH RULE 457(O) OF THE SECURITIES ACT OF 1933, AS AMENDED.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                           SUBJECT TO COMPLETION
                                                                NOVEMBER 5, 1997
PROSPECTUS



                               1,414,000 SHARES


                         SYLVAN LEARNING SYSTEMS, INC.


                                 COMMON STOCK

                                  ----------

   The shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") covered by this Prospectus are outstanding shares which may be offered and sold from time to time by the stockholders named herein. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

   The Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." On November 4, 1997 the last sale price for the Common Stock as
reported on the Nasdaq Stock Market was $  .   per share.

   The Selling Stockholders may from time to time sell shares of the Common Stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. See "Plan of Distribution." The brokers or dealers through or to whom the shares of Common Stock covered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation.

                                  -----------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                                  -----------



           The date of this Prospectus is                     , 1997.

[Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.]

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed by the Company with the Commission (File
No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by its Annual Report on Form 10-K/A (with Items 6, 7 and 8 thereof having been superseded by the information contained in the Company's Current Report on Form 8-K dated July 15, 1997), (ii) the Company's Current Report on Form 8-K and 8-K/A dated January 28, 1997, relating to the Company's acquisition of Wall Street Institute; (iii) the Company's Current Report on Form 8-K/A dated March 12, 1997, relating to the termination of the Company's Merger Agreement with National Education Corporation; (iv) the Company's Current Report on
Form 8-K and 8-K/A dated April 17, 1997 and May 30, 1997, relating to the Company's acquisition of I-R, Inc. and Independent Child Study Teams, Inc. (collectively, "Educational Inroads"); (v) the Company's Current Report on Form 8-K dated July 15, 1997, restating certain historical financial information to reflect the acquisition of Educational Inroads; (vi) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (vii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (viii) the description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and (ix) all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21202, Attention: Chief Financial Officer, telephone: (410) 843-8000.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

   Sylvan Learning Systems, Inc. (the "Company" or "Sylvan") is a leading international private provider of educational and testing services. The Company delivers a broad array of supplemental and remedial educational services and computer-based testing through three principal divisions. The Core Educational Services division designs and delivers individualized tutorial services to school-age children and adults at 669 franchised and Company-owned Sylvan Learning Centers. Sylvan Prometric, the Company's testing services division, administers computer-based tests for major organizations, corporations, professional associations and governmental agencies through its worldwide network of Testing Centers. The Contract Educational Services division provides Sylvan's core educational services under federal and state funding programs to more than 12,000 students in 89 public schools and more than 38,000 students in 507 non-public schools (including Educational Inroads) and provides on-site educational and training services to employees of large corporations. Since 1994, the Company has substantially expanded its business through a combination of internal growth and acquisitions and has increased revenue and operating income from $68.7 million and $3.4 million, respectively, in 1994 to $181.9 million and $22.7 million, respectively, in 1996. Sylvan's 1996 systemwide revenues were approximately $310.3 million, consisting of $165.1 million from core educational services ($139.5 million from franchised Learning Centers and $25.6 million from Company-owned Learning Centers, product sales and franchise sales fees), $87.0 million from testing services and $58.2 million from contract educational services.

   Core Educational Services. The Company's Core Educational Services division provides supplemental instruction in reading, mathematics and reading readiness and features an extensive series of standardized diagnostic tests, individualized instruction, a student motivational system and continued involvement from both parents and the child's regular school teacher. As of September 30, 1997, the Company or its franchisees operated 669 Learning Centers in 49 states, five Canadian provinces, Hong Kong, South Korea and Guam, with 403 franchisees owning and operating 628 Sylvan Learning Centers and Sylvan owning and operating 41 Learning Centers .

   Sylvan Prometric Testing Services. As of September 30, 1997, Sylvan or its authorized representatives operated 1,908 Testing Centers, 1,217 of which were located in North America and the remainder in 97 foreign countries. The Company enters into contracts directly with various professional licensure, educational and information technology ("IT") businesses, organizations and agencies, under which Sylvan receives a fee based upon the number of tests given for those customers. Principal customers for the Company's testing services are Educational Testing Services ("ETS") and, in the IT industry, Microsoft Corp. and Novell, Inc.. IT customers sponsor worldwide certification programs for various professionals such as network administrators and engineers, service technicians and instructors. Sylvan has been designated as the exclusive commercial provider of computer-based tests administered by ETS (excluding the SAT and PSAT) and operates 78 testing centers in 55 countries to facilitate delivery of international testing for ETS. The Company also provides testing services for organizations responsible for licensing broker-dealers, pilots, aviation mechanics, computer professionals and medical laboratory technicians. Through the Company's December 1996 acquisition of Wall Street Institute International B.V. and its affiliates ("Wall Street"), Sylvan now provides live and computer-based English instruction and testing in Europe and Latin America through a network of more than 180 franchised and Company-owned centers.

   Contract Educational Services; PACE; Sylvan-at-Work; Caliber Learning Network, Inc. Sylvan provides educational services under federal and various state funding programs to students in 89 public and 507 non-public schools. Sylvan provides educational and training services to large corporations throughout the United States, including racial and gender workplace diversity training and skills improvement programs such as writing, advanced reading, listening and public speaking, through its wholly-owned subsidiary, The PACE Group ("PACE"), and the Company's Sylvan-at-Work program. In November 1996, Caliber Learning Network, Inc. was formed as a joint initiative of Sylvan and MCI Telecommunications Corporation to become a worldwide distribution network of professional education centers equipped with satellite-based video conferencing and computer network capabilities. Sylvan currently owns a 10 percent interest in Caliber Learning Network and has the option to acquire a majority interest in the future.

   The Company's principal executive offices are located at 1000 Lancaster Street, Baltimore, Maryland 21202, and its telephone number is (410) 843-8000.

                                USE OF PROCEEDS

   All of the proceeds from the sale of the shares of the Company's Common Stock offered hereby will be received by the Selling Stockholders. The Company will receive none of the proceeds from the sale of the shares of Common Stock offered hereby.

                             SELLING STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the person listed therein (the "Selling Stockholders") prior to this offering, the maximum number of shares of Common Stock to be sold by the Selling Stockholders hereby, and the beneficial ownership of the Company's Common Stock by the Selling Stockholders after this offering, assuming that all shares of Common Stock offered hereby are sold.

                                      Shares Beneficially                                 Shares Beneficially
                                    Owned Prior to Offering          Shares To           Owned After Offering
                                    -----------------------         Be Sold In           ---------------------
Name and Address of Beneficial                                         This
    Owner                            Number         Percent          Offering             Number      Percent
--------------------------------    --------       --------         -----------          --------    ---------
Anthony O' Donnell..............     707,000          2.4%              707,000             --           --
  100 Mendham Road
  Gladstone, New York 07394
Harold Scholl...................     707,000          2.4%              707,000             --           --
  377 Danforth Avenue
  Jersey City, New Jersey 07305

-------------
* Less than 1%.

   The Selling Stockholders acquired the shares of Common Stock being offered hereby pursuant to an Agreement and Plan of Reorganization effective as of May 30, 1997 (the "Agreement"), by and among the Company, Independent Child Study Teams, Inc. ("Child Study"), I-R, Inc. ("I-R" and, together with Child Study, "Educational Inroads") and the Selling Stockholders, as sole stockholders of Educational Inroads. Pursuant to the Agreement, Educational Inroads was merged with and into the Company, and the Company acquired all of the outstanding stock of Educational Inroads from the Selling Stockholders in exchange for 1,414,000 shares of Common Stock of the Company. All of the shares of Common Stock issued to the Selling Stockholders pursuant to the Agreement are being offered hereby, as required by the Agreement. Pursuant to an Asset Purchase Agreement dated as of April 17, 1997 and a Share Pledge and Security Agreement dated as of May 30, 1997, Mr. O'Donnell has pledged to the Company the number of his shares of Common Stock which has an aggregate market value equal to $1,905,481.00 as security for a promissory note issued to the Company by an affiliate of Mr. O'Donnell. The note represents the purchase price for certain assets formerly owned by Educational Inroads. As a result of the Company's acquisition of Educational Inroads, Dr. Scholl became and continues to be employed by the Company.

                             PLAN OF DISTRIBUTION

   The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." The Shares may be sold from time to time by the Selling Stockholders directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Shares a principals. In connection with any sales of the Shares hereunder, the Selling Stockholders and any broker-dealers participating such sales may be deemed to be "underwriters" within the meaning of the Securities Act. The distribution of the Shares hereunder by the Selling Stockholders may be effected in one or more transactions that may take place on the Nasdaq National Market or otherwise, including block trades or ordinary brokers' transactions, or through privately negotiated transactions, through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Company will not bear any commissions or discounts paid or allowed by the Selling Stockholders to underwriters, dealers, brokers or agents. To the extent required, the specific shares of Common Stock to be sold, purchase price, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offering may be set forth in an accompanying Prospectus Supplement. The Company has agreed to bear the cost of preparing the Registration Statement of which this Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the shares of Common Stock offered by the Selling Stockholders hereby under federal and state securities laws.

                                 LEGAL MATTERS

   The legality of the shares offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

   The consolidated financial statements and schedule of Sylvan Learning Systems, Inc. at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also incorporated herein by reference which, as to the years 1996 and 1995, is based in part on the reports of Deloitte & Touche LLP, independent auditors, and as to the year 1994, is based in part on the report of Canterelli & Vernoia, CPAs, independent auditors. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

          No person has been authorized by
   the Company to give any information or to
   make any representations other than those               1,414,000 SHARES
   contained in this Prospectus in connection
   with the offer contained in this Prospectus,
   and if given or made, such information or
   representations may not be relied upon as
   having been authorized by the Company. This
   Prospectus does not constitute an offer to
   sell or a solicitation of an offer to buy
   any of the securities in any jurisdiction               SYLVAN LEARNING
   in which such offer or solicitation is not               SYSTEMS, INC.
   authorized, or in which the person making
   such offer or solicitation is not qualified
   to do so, or to any person to whom it is
   unlawful to make such offer or solicitation.              COMMON STOCK
   Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Company since the date hereof.


         ---------------------------

             TABLE OF CONTENTS

                                  PAGE                        PROSPECTUS
                                  ----

Available Information.............  2
Incorporation of Certain
 Documents by Reference...........  2
The Company.......................  3
Use of Proceeds...................  4
Selling Stockholders..............  4
Plan of Distribution..............  4
Legal Matters.....................  5
Experts...........................  5





                                                                       , 1997



========================================         ===============================

                    INFORMATION NOT REQUIRED IN PROSPECTUS


   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


   The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.



   Filing Fee-Securities and Exchange Commission..............  $ 17,675
   Fees and Expenses of Counsel...............................     5,000
   Miscellaneous Expenses.....................................     7,325
                                                                --------
     TOTAL....................................................  $ 30,000
                                                                ========

   ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


   The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

   The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

   ITEM 16.  EXHIBITS.



Exhibit No.                Description
-----------                -----------
    3.1      Articles of Amendment and Restatement of the Charter*

    3.2      Amended and Restated By-Laws dated September 27, 1996**

    4.1      Specimen Stock Certificate*

    4.2 Agreement and Plan of Reorganization dated as of April 17, 1997 by and among the Registrant, Educational Inroads, Mr. O'Donnell and
             Dr. Scholl.***

    5.1 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.

   23.1      Consent of Ernst & Young LLP.

   23.2      Consent of Deloitte & Touche LLP.

   23.3      Consent of Canterelli & Vernoia, CPAs.

   23.4      Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

   24.1      Powers of Attorney (included on signature page)

--------------
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.
**  Incorporated by reference from the Company's Annual Report on Form 10-K for the Year ended December 31, 1996.
*** Filed as an Exhibit to and incorporated by reference to the Company's
     Current Report on Form 8-K dated April 17, 1997 and filed April 30, 1997.

   ITEM 17.  UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

       (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 4th day of November, 1997.

                   SYLVAN LEARNING SYSTEMS, INC.



                   By   /s/ R. Christopher Hoehn-Saric
                      -------------------------------------------
                      R. Christopher Hoehn-Saric, Chairman of the
                        Board and Co-Chief Executive Officer

   Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                         Title                        Date
         ---------                         -----                        ----


/s/ R. Christopher Hoehn-Saric  Co-Chief Executive Officer and      November 4, 1997
------------------------------     Chairman of the Board of
R. Christopher Hoehn-Saric      Directors (Principal Executive
                                      Officer)

/s/ Douglas L. Becker           Co-Chief Executive Officer          November 4, 1997
------------------------------  President, Secretary and
Douglas L. Becker                      Director



/s/ B. Lee McGee                 Chief Financial Officer            November 4, 1997
--------------------------       (Principal Financial and
B. Lee McGee                       Accounting Officer)

/s/ Donald V. Berlanti                 Director                     November 4, 1997
--------------------------
Donald V. Berlanti

                                        Director                              , 1997
--------------------------
R. William Pollock

                                        Director                              , 1997
--------------------------
Patrick A Kopf

/s/ J. Phillip Samper                   Director                    November 4, 1997
--------------------------
J. Phillip Samper


/s/ Nancy S. Cole                       Director                    November 4, 1997
--------------------------
Nancy S. Cole

                                        Director                              , 1997
--------------------------
James H. McGuire

/s/ Rick Inatome                        Director                    November 4, 1997
--------------------------
Rick Inatome

                                 EXHIBIT INDEX

                                                                                    Sequentially
Exhibit No.                Description                                              Numbered Page
-----------                -----------                                              -------------
   3.1       Articles of Amendment and Restatement*

   3.2       Amended and Restated By-Laws dated September 27, 1996**

   4.1       Specimen Stock Certificate*

   4.2 Agreement and Plan of Reorganization dated as of April 17, 1997 by and among the Registrant, Educational Inroads, Mr. O'Donnell and
             Dr. Scholl.***

   5.1 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.

  23.1       Consent of Ernst & Young LLP.

  23.2       Consent of Deloitte & Touche LLP.

  23.3       Consent of Canterelli & Vernoia, CPAs

  23.4       Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

  24.1       Powers of Attorney (included on signature page)

-------------------
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.
**  Incorporated by reference from the Company's Annual Report on Form 10-K for the Year ended December 31, 1996.
*** Filed as an exhibit to and incorporated by reference to Sylvan's Current
     Report on Form 8-K dated April 17, 1997 and filed April 30, 1997.